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                                                                     Exhibit 4.2

                            TRIO-TECH INTERNATIONAL
                  REDEEMABLE WARRANT TO PURCHASE COMMON STOCK



  This certifies that ((First Name)) ((Last Name)) is entitled at any time up to
                      ---------------------------
and including 5:00 p.m. California Time May 10,2002 (the "Expiration Date") to purchase from Trio-Tech International, a California corporation (hereinafter called the "Company), ((Warrants)) fully paid and nonassessable shares of Common
                      ------------
Stock of the Company at a price ("Exercise Price") of Eight Dollars ($8.00) per share upon the surrender hereof to the Company at its office at 355 Parkside Drive, San Fernando, California 91340, during its usual business hours of any business day, with simultaneous payment therefor in lawful money of the United States of the purchase price set forth above.

  This Warrant is one of a series of substantially identical warrants (the "Warrants") that are being issued in connection with and in exchange for the exercise (in whole or in part) of a redeemable Warrant to Purchase Common Stock issued as part of Units consisting of Common Stock and Warrants of the Company sold in a private placement offering (the "Offering") made by Paragon Capital Corporation, as Placement Agent, in [October/November] 1997.

  Exercise of Warrant.  Subject to the terms and conditions hereof, this Warrant
  -------------------
may be exercised in whole or in part, at any time during normal business hours prior to the Expiration Date, by (i) delivery of a written notice, in the form of the Notice of Exercise attached hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of shares to be purchased upon exercise hereof, (ii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of shares as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) in cash or by bank check, and (iii) the surrender of this Warrant at the principal office of the Company. If this Warrant is being exercised only in part, the Company shall issue a new Warrant identical in all respects to this Warrant except that it shall represent the right to purchase the number of shares as to which this Warrant is not then being exercised. The Company has the right at its sole discretion to extend the Expiration Date by notice given to all Warrant holders. No fractional share shall be issued upon the exercise of rights to purchase hereunder.

  Antidilution Adjustment.  If the number of outstanding shares of capital stock
  -----------------------
of the Company are increased or decreased by a stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like, the Exercise Price and the number of shares purchasable pursuant to this Warrant shall be adjusted proportionately so that the ratio of (i) the aggregate number of shares purchasable by exercise of this Warrant to (ii) the total number of shares outstanding immediately following such stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like shall remain unchanged, and the aggregate purchase price of shares issuable pursuant to this Warrant shall remain unchanged. No adjustment shall be made for any issuances of shares other than as described above.

  Registration of Underlying Common Stock.  Prior to the Company giving a notice
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of redemption of Warrants hereunder, the Company must file a Registration
Statement with the Securities and Exchange Commission ("SEC") to register, under the Securities Act of 1933, as amended (the "Securities Act"), the resale of the Common Stock issuable upon exercise of this Warrant and all other Warrants, and such Registration Statement must have become effective. The Company shall maintain the effectiveness thereof until all shares registered thereunder have been disposed of or are freely tradeable under Rule 144(k) under the Securities Act.

                                       1.
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  Redemption of Warrants.  The Company may call the Warrants for redemption in
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whole or in part at a price of $.10 for each share issuable upon exercise of the
Warrants, by written notice specifying the redemption date, such notice to be mailed at least 30 days before such redemption date, to the Warrant holders at their respective addresses as they appear on the books of the Company; provided, however, that such notice may only be mailed within 10 days following any period of 20 consecutive trading days during which the closing bid price for the Common Stock on the Nasdaq Small Cap Market (or such other trading market as the Common Stock may then be trading) has equalled or exceeded $9.00 per share on each such day (subject to adjustment for any stock dividends, stock splits, reverse stock splits or similar events that shall have occurred between the date of issuance of this Warrant and the date of such notice). If the Company elects to redeem part, but not all, of the Warrants, then such redemption shall be made pro rata with respect to all of the Warrants. This Warrant may be exercised at any time prior to the close of business on the date prior to the redemption date, and if not then exercised will terminate and be cancelled.

  Restrictions on Transfer of Warrants.  Until such time as the resale of the
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Common Stock issuable upon exercise of this Warrant has become registered under the Securities Act, this Warrant may not be sold or transferred to any Person except to other Persons who are registered owners of the Warrants. The term "Person" means an individual or a corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, or other entity of any kind.

  Notice of Adjustment of Exercise Price and Number of Warrant Shares.  Upon any
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adjustment of the Exercise Price of this Warrant or the number of shares issuable hereunder, the Company shall give notice thereof to the registered holder of this Warrant which shall set forth the new Exercise Price in effect after such adjustment and the increase or decrease, if any, in the number of shares issuable upon exercise of this Warrant. All such notices shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

  Notice of Certain Events.  In case at any time (a) there shall be any
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reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or entity; or (b) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give notice to the registered holder of this Warrant of the date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place. Such notice shall be given not less than 20 days prior to the action in question.

  No Rights as Shareholder.  Prior to the exercise of this Warrant the holder of
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this Warrant shall not be entitled to any rights of a shareholder of the
Company, including, without limitation, the right to vote, to receive dividends or other distributions, or to receive notice of meetings of shareholders.

  Lost, Stolen, Mutilated or Destroyed Warrants.  If this Warrant is lost,
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stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion impose (which in the case of a mutilated Warrant shall include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

  Miscellaneous.  This Warrant and any term hereof may be changed, waived,
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discharged or terminated only by an instrument in writing signed by the Person or holder hereof against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                                       2.
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  IN WITNESS WHEREOF, the Company has executed this Warrant as of the day and year first above written.

Dated:  May 10, 2000          TRIO-TECH INTERNATIONAL



                              By
                                --------------------------------------------
                                A. Charles Wilson, Chairman

                                       3.
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                              NOTICE OF EXERCISE

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                       IN ORDER TO EXERCISE THIS WARRANT

                            TRIO-TECH INTERNATIONAL


  The undersigned hereby exercises the right to purchase_______________________ shares of Common Stock covered by this Warrant according to the conditions thereof and herewith makes payment of $______________________________, the aggregate Exercise Price of such shares of Common Stock.




                              [Print or type name(s) of Holder. If Holder is a trust, partnership, corporation or other entity, print name and title of authorized signatory.]







                              Signature(s) of Holder or authorized signatory

                                       4.